Exhibit 99


Media Contacts:
Bill White, 913-794-1099
bill.white@mail.sprint.com

Mark Bonavia, 913-794-1088
mark.bonavia@mail.sprint.com                    FOR IMMEDIATE RELEASE


Sprint to Recombine Tracking Stocks and Return to Single Common Stock

OVERLAND PARK, Kan. - Feb. 29, 2004 - Sprint (NYSE: FON and PCS) announced today that its board of directors has decided to recombine the company's "tracking stocks" and return to a single common stock. As a result, the PCS common stock will be eliminated and each share of PCS common stock will convert automatically into .50 shares of FON common stock on April 23, 2004.

In the board's view, the recombination will:
o Facilitate Sprint's transformation into a company focused on the needs of two customer types - business and consumer - by removing barriers to its ability to target more effectively its customers with a full suite of integrated products and services.
o More closely align Sprint's capital structure with the company's evolving integrated operational focus in view of increased convergence of wireless and wireline offerings throughout the telecommunications industry.
o Maintain investor understanding of Sprint's capital structure and financial performance and assure continued clarity of Sprint's financial reporting.

The Sprint board, working with financial and legal advisors, followed a rigorous process and conducted a thorough analysis of financial, operational, structural and strategic factors before reaching the decision to recombine the stocks. The board and its capital stock committee, comprised of independent directors, also conducted extensive analyses to determine a conversion ratio fair to the holders of the PCS common stock and the FON common stock, each taken as a separate class.

The Sprint board expects to declare the regular dividend of 12.5 cents per share on all outstanding shares of FON common stock, including those issued in the recombination, at its meeting in April 2004, payable to shareholders of record on a date in June 2004. As in the past, the Sprint board will continue to make its dividend decisions on a quarter-by-quarter basis.

Background
Sprint created the tracking stocks in 1998 in connection with its acquisition of 100 percent ownership of Sprint PCS. Although Sprint created two tracking stocks, it has remained a single corporation with a single board of directors.

The FON shares that will be held following the recombination will not be a tracking stock, but instead will reflect the financial results and economic value of all of Sprint's operations. As of Feb. 26, 2004, there were approximately 1,036,400,000 shares of PCS common stock outstanding and approximately 906,200,000 shares of FON common stock outstanding. Using the numbers above, following the recombination there will be approximately 1,424,400,000 shares of FON common stock outstanding.

Current holders of PCS common stock, FON common stock and securities convertible into PCS stock will receive a written notice explaining the recombination in greater detail. A copy of the notice is also available at http://www.sprint.com/sprint/ir/. PCS shareholders will receive cash for any fractional shares of FON common stock resulting from the recombination. Holders of PCS common stock, FON common stock and securities convertible into PCS stock will not recognize income, gain or loss as a result of the recombination, except with respect to cash received by holders of PCS common stock in lieu of fractional shares of FON common stock.

There are no regulatory approvals or other conditions that must be satisfied prior to the recombination becoming effective. As provided in the company's articles of incorporation, there is no shareholder vote on the recombination.

As required by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," Sprint expects to recognize approximately $55 million of non-cash pre-tax expense in 2004 and approximately $45 million in 2005 related to the conversion of PCS stock options into FON stock options. This expense recognition primarily reflects application of stock option expensing to PCS stock options granted before Jan. 1, 2003.

Lehman Brothers Inc. acted as the financial advisor to the board and to its capital stock committee.

Updated Financial Profile
Sprint reported GAAP consolidated loss from continuing operations of $367 million for the full-year 2003 and GAAP consolidated income from continuing operations of $471 million for the full-year 2002. Excluding special items, Adjusted Income from Continuing Operations* would have been $904 million for the full-year 2003 and $581 million for the full-year 2002. Assuming the recombination of Sprint's equities had occurred as of Dec. 31, 2001 at an identical conversion ratio, pro-forma GAAP loss per share from continuing operations would have been 27 cents for full-year 2003 and pro-forma GAAP earnings per share from continuing operations would have been 32 cents for full-year 2002. Adjusted for special items, pro forma full-year Adjusted Earnings Per Share* would have been 63 cents for 2003 and 40 cents for full-year 2002.

Sprint provided FON Group and PCS Group financial guidance in a press release on Feb. 4, 2004. In light of today's announcement we are issuing consolidated guidance to reflect the new stock structure. The targets for consolidated operations are presented on a pro forma basis assuming the combination of Sprint equities had occurred as of Dec. 31, 2003, except for Free Cash Flow* which reflects three quarters of dividends for the recombined stock and one quarter of dividends for the FON tracking stock in 2004 and four quarters of dividends for the recombined stock in 2005. Consolidated targets incorporate the additional stock option expenses noted above and advisory fees associated with the recombination. These fees are expected to be dilutive to 2004 EPS by less than one cent per share. We are reiterating our previous targets for revenue growth, Adjusted Operating Income*, Adjusted EBITDA* and capital spending for our three reporting segments - the local division, the global markets division and the PCS wireless telephony products and services business.

Consolidated targets
o    Total net operating revenue growth of 2 to 3 percent in 2004.
o Adjusted Operating Income* in a range of $3.0 billion to $3.1 billion in 2004.
o Adjusted EBITDA* in a range of $8.1 billion to $8.2 billion in 2004 and mid to high single digit growth for the full year 2005.
o Adjusted EPS* in a range of 70 cents to 75 cents in 2004 and $1.05 to $1.15 in 2005. These estimates assume average outstanding FON shares on a diluted basis of approximately 1.47 billion in 2004 and 1.49 billion in 2005.
o Free Cash Flow* of approximately $1.8 billion in 2004 and $2.9 billion in 2005.
o    Capital expenditures of $4.0 billion in 2004 and 2005.

Sprint will host a conference call with investors on Friday, March 5, 2004, to discuss the recombination. Presentation materials and directions on how to access the call will be available at http://www.sprint.com/sprint/ir/ starting Tuesday, March 2, 2004.



              *Non-GAAP Reconciliations

                                                         Sprint Corporation
              ---------------------------------------------------------------------------------------------------------
                                             Adjusted Income from Continuing Operations
                                                  (millions, except per share data)


                                                                                       Year Ended December 31,
                                                                            -------------------------------------------
                                                                                     2003                 2002
                                                                            -------------------------------------------



              GAAP Net income                                                        $1,215               $  630

              Discontinued operation                                                 (1,324)                (159)
              Cumulative effect of a change in accounting principle                    (258)                   -

              ---------------------------------------------------------------------------------------------------------
              Income (loss) from continuing operations                                 (367)                 471

              Special items

                  Restructuring and asset impairments                                 1,235                  230
                  Executive separation agreements                                        22                    -
                  WorldCom bad debt                                                     (31)                  23
                  Long-term disability                                                   72                    -
                  Shareholder litigation charge                                           9                    -
                  Premium on early retirement of debt                                    13                    -
                  Tax benefits                                                          (49)                (292)
                  EarthLink impairment                                                    -                  241
                  Sale of customer contracts                                              -                  (25)
                  Pegaso sale                                                             -                  (67)

              ---------------------------------------------------------------------------------------------------------
              Adjusted Income from Continuing Operations                             $  904               $  581
              ---------------------------------------------------------------------------------------------------------

                                                         Sprint Corporation
              ---------------------------------------------------------------------------------------------------------
                                                Pro Forma Adjusted Earnings Per Share

                                                                                     Year Ended December 31,
                                                                            -------------------------------------------
                                                                                     2003                 2002
                                                                            -------------------------------------------

              Pro forma GAAP earnings per share                                      $ 0.85               $ 0.43

              Discontinued operation                                                  (0.94)               (0.11)
              Cumulative effect of a change in accounting principle                   (0.18)                   -
              ---------------------------------------------------------------------------------------------------------
              Earnings (loss) from continuing operations                              (0.27)                0.32

              Special items                                                            0.90                 0.08
              ---------------------------------------------------------------------------------------------------------
              Pro forma Adjusted Earnings Per Share                                  $ 0.63               $ 0.40
              ---------------------------------------------------------------------------------------------------------


              Pro forma diluted weighted average
                  common shares outstanding*                                        1,415.3              1,439.1
              ---------------------------------------------------------------------------------------------------------

              * Pro forma assuming the recombination of Sprint's equities had occurred as of December 31, 2001 at an identical conversion ratio.

                As the effects of including incremental potential shares are antidilutive, basic weighted average shares outstanding and diluted weighted average shares outstanding are the same in 2003.


Description of Special Items

The difference between Sprint Corporation's reported income (loss) from continuing operations and Adjusted Income from Continuing Operations* and reported EPS and Adjusted EPS*, is the result of the following special items in 2003:
o Discontinued operation - reflects the operational activity and gain on sale of Sprint's directory publishing business.
o Cumulative effect of a change in accounting principle - a pre-tax gain of $420 million was recorded upon adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations.
o Restructuring and asset impairments - net pre-tax charges of $1,951 million were recorded primarily related to a revaluation of the fair value of
     Sprint's MMDS spectrum, the decision to wind down Sprint's Web Hosting business, the termination of the development of a new billing platform, severance costs associated with Sprint's transformation to a customer-focused organizational design and the termination of other software development projects. Charges from these actions were partially offset by true-ups related to the finalization of Sprint's 2001 and 2002 restructuring activities.
o Executive separation agreements - a pre-tax charge of $36 million was recorded for charges associated with executive separation agreements.
o WorldCom bad debt - a pre-tax benefit of $50 million was recorded as a result of a bankruptcy settlement reached with MCI (WorldCom).
o Long-term disability - a pre-tax charge of $114 million was recorded after determining an understatement of costs for medical coverage for participants in the long-term disability plan occurred in periods before 2003.
o Shareholder litigation charge - a net pre-tax charge of $15 million was recorded for a shareholder litigation settlement, net of related insurance settlements.
o Premium on early retirement of debt - pre-tax charges of $21 million were recorded related to the early retirement of long-term debt.
o Tax benefits - tax benefits of $49 million were recorded related to the recognition of certain federal and state income tax credits and the cumulative impact of changes in state income tax apportionments.

The difference between Sprint Corporation's reported income (loss) from continuing operations and Adjusted Income from Continuing Operations* and reported EPS and Adjusted EPS*, is the result of the following special items in 2002:
o Restructuring and asset impairments - pre-tax charges of $389 million were recorded primarily related to the termination of high-speed data services, Sprint's consolidation of Network, Information Technology, Billing and
     Accounts Receivable organizations, the closing of five customer solution centers, efforts to create a more competitive cost structure, as well as an asset impairment for abandoned projects. Charges from these actions were partially offset by an adjustment to finalize a prior year restructuring charge and favorable accounting true-ups.
o WorldCom bad debt - a pre-tax charge of $36 million was recorded related to the expected loss on receivables due to WorldCom's bankruptcy declaration.
o Tax benefit - a tax benefit of $292 million was recorded related to capital losses that were previously not recognizable.

o EarthLink impairment - a pre-tax charge of $241 million was recorded due to declining market value.
o Sale of customer contracts - a pre-tax gain of $40 million was recorded related to the sale of customer contracts.
o Pegaso sale - a pre-tax gain of $67 million was recorded related to the sale of the investment in Pegaso.

*Financial Measures
Sprint provides our readers financial measures generated using generally accepted accounting principles (GAAP) and using adjustments to GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. The financial measures used in this release include the following:

Adjusted Income from Continuing Operations is defined as income (loss) from continuing operations plus special items (detailed in the previous section). This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

Adjusted Earnings Per Share is defined as diluted earnings (loss) per share from continuing operations plus special items (detailed in the previous section). This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

Free Cash Flow is defined as the change in cash and equivalents less the change in discontinued operations, debt, investment in debt securities and other financing activities, net. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

Adjusted Operating Income is defined as operating income plus special items. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations.

Adjusted EBITDA is defined as operating income plus depreciation, amortization and special items. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

Cautionary  Statement  Regarding  Forward-Looking  Information
This news release includes "forward-looking statements" within the meaning of securities laws. The statements in this news release regarding business outlook and expected performance, as well as other statements that are not historical facts, are forward-looking statements.

Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information. These statements, include, but are not limited to, statements about the levels of expected expense related to the recombination, declarations of dividends and financial performance targets. With respect to these forward-looking statements, Sprint has made assumptions regarding, among other things, customer and network usage, customer growth and retention, pricing, operating costs and the economic environment.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include:

o    extent and duration of any economic downturn;
o    the  effects  of  vigorous  competition  in the  markets  in  which  Sprint operates;
o the costs and business risks associated with providing new services and entering new markets;
o adverse change in the ratings afforded Sprint's debt securities by ratings agencies;
o the ability of Sprint's wireless operations and the global markets division to continue to grow a significant market presence;
o the ability of Sprint's wireless operations to continue to improve profitability;
o the ability of the global markets division and the local division to improve cash flow generation;
o the effects of mergers and consolidations in the telecommunications industry and unexpected announcements or developments from others in the telecommunications industry;
o the uncertainties related to the outcome of bankruptcies affecting the telecommunications industry;
o the impact of financial difficulties of third-party affiliates on Sprint's wireless network coverage;
o the uncertainties related to Sprint's investments in networks, systems, and other businesses;
o the uncertainties related to the implementation of Sprint's business strategies, including Sprint's initiative to realign services to enhance the focus on business and consumer customers;
o    the  impact  of  new,  emerging  and  competing  technologies  on  Sprint's business;
o    unexpected results of litigation filed against Sprint;
o the impact of wireless local number portability on Sprint's wireless operation's growth and churn rates, revenues and expenses;
o the possibility of one or more of the markets in which Sprint competes being impacted by changes in political or other factors such as monetary policy, legal and regulatory changes, including the impact of the Telecommunications Act of 1996, or other external factors over which Sprint has no control; and
o other risks referenced from time to time in Sprint's filings with the Securities and Exchange Commission (SEC).

The words "estimate," "project," "intend," "expect," "believe," "target" and similar expressions identify forward-looking statements. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. Sprint provides a detailed discussion of risk factors in periodic SEC filings, including its 2002 Form 10-K, and you are encouraged to review these filings.

About Sprint
Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 67,000 employees worldwide and over $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.